Exhibit 10.8.1

NOTE GUARANTEE

Each of the undersigned hereto (hereinafter collectively referred to as the “Guarantors,” which term includes any successor or additional Guarantor under the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed) (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and (if lawful) interest, if any, on the Notes, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in accordance with the terms of the Indenture in enforcing any rights under this Note Guarantee.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, manager, officer, director, employee or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, manager, officer, director, employee or incorporator.

This Note Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collection.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

HEALTHCARE FUNDING SOLUTIONS, LLC
CACH, LLC
CACV OF COLORADO, LLC
ORSA, LLC
CANDEO, LLC
AUTUS, LLC
CACH OF NJ, LLC
CACV OF NEW JERSEY, LLC
COLLECT AMERICA OF CANADA, LLC

By:	/s/ Paul A. Larkins
Name: Paul A. Larkins
Title: Manager

SQUARETWO FINANCIAL COMMERCIAL
FUNDING CORPORATION
REFINANCE AMERICA, LTD.
By:	/s/ Thomas G. Good
Name: Thomas G. Good
Title: Secretary